UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte Street, Suite 101, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Senior Note

On September 17, 2024, Aditxt, Inc. (the “Company”) issued and sold a senior note (the “Note”) to an accredited investor (the “Holder”) in the original principal amount of $923,077 for a purchase price of $600,000, reflecting an original issue discount of $323,077. The Note does not bear interest and has a maturity date of the earlier of (i) June 18, 2025 and (ii) the initial time of consummation by the Company after the date hereof of any public or private offering(s), individually or in the aggregate, of securities with gross proceeds of at least $1 million., The Company may prepay any portion of the outstanding principal of the Note at any time without penalty. So long as any amounts remain outstanding under the Note, 30% of the gross proceeds received by the Company on or after the date hereof from sales of common stock of the Company pursuant to any at-the-market offering, equity-line or other similar transaction shall be used to repay the Note. The Note contains certain standard events of default, as defined in the Note.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note, a copy of which is attached hereto as Exhibit 10.1.

Securities Purchase Agreement – Evofem Series F-1 Convertible Preferred Stock

On September 18, 2024 (the “Closing Date”), the Company entered into a Securities Purchase (the “Series F-1 Securities Purchase Agreement”) with Evofem Biosciences, Inc. (“Evofem”), pursuant to which the Company purchased 260 shares of Evofem’s Series F-1 Convertible Preferred Stock par value $0.0001 per share (“Evofem F-1 Preferred Stock”) for an aggregate purchase price of $260,000. In connection with the Series F-1 Securities Purchase Agreement, the Company and Evofem entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Evofem agreed to file with the SEC a registration statement covering the resale of the shares of its common stock issuable upon conversion of the Evofem Series F-1 Preferred Stock within 300 days of the Closing Date and to have such registration statement declared effective by the SEC the earlier of the (i) 90th calendar day after the Closing Date and (ii) 2nd Business Day after the date Evofem is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review.

The foregoing descriptions of the Series F-1 Securities Purchase Agreement and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the forms of the Series F-1 Securities Purchase Agreement and Registration Rights Agreement, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Note is incorporated by reference herein in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” relating to the issuance of the Note is incorporated by reference herein in its entirety. The Company issued the Note in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

Market Development Collaboration Agreement

On September 18, 2024, Pearsanta, Inc., a subsidiary of the Company (“Pearsanta”) entered into a Market Development Collaboration Agreement (the “Collaboration Agreement”) with Evofem Biosciences, Inc. (“Evofem”), pursuant to which Pearsanta and Evofem agreed to collaborate on the development of the go-to-market plan for the planned launch of Pearsanta’s Mitomic Endometriosis Test (the “MET”). In addition, pursuant to the Collaboration Agreement, Pearsanta granted Evofem a right of first refusal (the “ROFR”) with respect to the distribution of the MET for a period of 24 months from the execution of the Collaboration Agreement (the “ROFR Term”). Under the Collaboration Agreement, the ROFR will only be triggered if during the ROFR Term: (i) Pearsanta or any of its affiliates or successors seeks to distribute MET in the U.S.; and (ii) Evofem has accomplished all of the agreed-upon milestones set forth in the Collaboration Agreement.

The foregoing descriptions of the Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the forms of the Collaboration Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Form of Senior Note (September 2024)
10.2	Form of Securities Purchase Agreement (Sept 2024)
10.3	Form of Registration Rights Agreement (Sept 2024)
10.4	Market Development and Collaboration Agreement
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2024

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

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